Exhibit 99.(g)(1)(i)

Touchstone Investments

Brown Brothers Harriman & Co.

I.	Global Custody Charges	3

II.	Securities Lending	6

III.	Out of Pocket Expenses	7

IV.	Billing	7

V.	Assumptions and Parameters	7

I.                Global Custody Charges

Safekeeping & Transaction Charges

The annual basis point charges are applied monthly to the settled positions as reflected on BBH’s custody system at month end.

In addition to safekeeping, the asset charge covers the registrations of shares in BBH’s nominee name, timely notification of corporate action information, and corporate action related cash processing (e.g. dividend and interest collections). The asset charge does not include transaction charges related to corporate actions transactions.  Transaction charges are discussed in the paragraph below.

Transaction charges are applied to straight through processed (STP) transactions, including corporate action related security movements, in the applicable markets.  Non-STP transactions will incur a surcharge as indicated under transaction surcharges.  Other specialized processing will be charged as indicated under Additional Transaction Charges.

Fees for additional markets will be discussed and agreed upon prior to investment.

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Argentina	14	49
Australia	1	16
Austria	3	23
Bahrain	38	107
Bangladesh	32	96
Belgium	2	21
Bermuda	12.5	55
Botswana	35	103
Brazil	6.5	20
Bulgaria	30	80
Canada	0.9	7
Chile	17	68
China	14	50
Colombia	35	86
Costa Rica	20	65
Croatia	27	75
Cyprus	17	45
Czech Republic	12	25
Denmark	1.5	23
Ecuador	33	69
Egypt	21	53
Estonia	12	47
Euroclear Clearstream	0.9	8
Malaysia	3.75	28.5
Malta	21	68
Mauritius	27	72
Mexico	2.75	14
Morocco	33	76
Namibia	31	62
Netherlands	1.5	11
New Zealand	2	15
Nigeria	29	51
Norway	1.75	16
Oman	38	125
Pakistan	28	89
Palestine	45	128
Peru	25	73
Philippines	8	49
Poland	10	42
Portugal	4	33
Qatar	36	120
Romania	27	65
Russia	18	78
Saudi Arabia	32	93
Singapore	2.5	20
Slovak Republic	25	88

Market	Annual Asset Charge (BP)	Transaction Charge (USD)
Finland	1.9	15
France	1	15
Germany	1	10
Ghana	36	103
Greece	9	25
Hong Kong	1.25	10
Hungary	12	42
Iceland	10	29
India	9	40
Indonesia	7	25
Ireland	1.25	14.5
Israel	7.5	10
Italy	1	13
Ivory Coast	39	1.9
Japan	1	8.5
Jordan	35	118
Kazakhstan	36	96
Kenya	35	87
Kuwait	33	99
Latvia	31	40
Lebanon	35	117
Lithuania	22	40
Luxembourg	5	41
Slovenia	35	65
South Africa	2	17
South Korea	4	22
Spain	1.5	15
Sri Lanka	14	77
Swaziland	36	63
Sweden	1.75	14
Switzerland	1.5	14
Taiwan	8	31
Thailand	4	25
Trinidad	30	55
Tunisia	38	66
Turkey	6	27
Ukraine	35	64
United Arab Emirates	38	125
United Kingdom	0.75	6
United States	0.125	2.0
Uruguay	40	80
Venezuela	34	92
Vietnam	31	88
Zambia	35	73
Zimbabwe	33	82

NOTE:
1. Unpriced fixed income instruments are valued at par.
2. Unpriced asset backed instruments are valued at current face.
3. Transaction charge is assessed per partial settlement.
4. Securities lending related movements are charged at the relevant transaction rates per market.
5. US is defined as DTC, FRB, and NY Vault held assets.
6. Assets held away incur transactions and asset charges at the US market rate.

The below asset charges will be applied incrementally based on the asset value of the denoted tiers.

Additional Transaction Charges

The transaction charges are applicable to specialized processing.

Transaction Type	Charge (USD)
Security Transactions
Trade Cancel	10
US Vault Transfers – each side	0
Repurchase Agreement	0
Commercial Paper	0
Physical Securities Settlement	25
Cash Transactions
USD Wire Payment (Debit or Credit)	FRB - 5 CHIPS - 5 ACH - 5
Non USD Wire Payment (Debit or Credit)	7
Transfer of Cash between Accounts (Book Transfer)	Year 1 = 2 Year 2 = 3 Year 3 thereafter = 4
Cashier Checks	10
Time Deposit	0
Paydowns	0
Corporate Actions
Tax Reclaim	60
Maturity	20
Proxy Announcement (Non US)	5
Proxy Vote (Non US)	10
MT599	10
Depository Reorganization (Security Events)	40

Transaction Type	Charge (USD)
Class Actions
Class Action Service	1,000/fund (per annum)*
Notification & Filing	750/fund/action

*Applicable and billed in full with first class action filing.

Transaction Surcharges

The transaction surcharges are applied over and above the STP transaction charges.

Transaction Type	Charge (USD)
Security Transactions
Manual Trade	Year 1 = 5 Year 2 = 10 Year 3 thereafter = 20
Repaired Trade	4
Cash Transactions
Manual Cash Movement	0
3rd Party Foreign Exchange	20

NOTE:

7.              For settlement transactions to be automated, instructions must be received by properly formatted SWIFT industry standard messages (excluding MT599 messages) or via BBH proprietary communication system.

8. Repaired instructions surcharges are applied to incomplete and/or missing market settlement information. Trade enrichment for PSET (Place of Settlement) and Local ID are considered repair items
9. Repaired Trade surcharge are only applied to client instruction issues only.

II.           Securities Lending

BBH is pleased to offer Securities Lending to Touchstone Investments.

BBH will waive all market transaction charges associated with loan payments, recalls and associated collateral movements for those assets which BBH provides custody and securities lending.

As part of the Securities Lending relationship we offer a revenue split as detailed in the Schedule to your Securities Lending Agency Agreement (SLAA).  For Securities Lending service provisions please refer to the discrete Securities Lending agreement or contact your local Relationship Manager.

III.      Out of Pocket Expenses

Out-of-pocket expenses may include, but are not limited to, postage, courier and overnight mail charges, telephone and telecommunication charges, including fax charges, duplicating charges including those relating to filings with federal and state regulatory authorities and Board meeting materials, forms and supplies including those relating to Board meeting materials, travel and lodging expenses relating to travel to and from Board meetings, certain filings with federal and/or state regulatory filings, customized computer programming requests, charges for organizing documents, pricing service charges, record retention, reproduction, retrieval and destruction costs, locally mandated charges, subcustodian communications expenses, telex expenses, audit reporting expenses, legal expenses, direct expenses such as tax reclaims, stamp duties, foreign investor registration, commissions, dividend and income collection charges, proxy charges when the agent is not in the U.S., taxes, certificate fees, special handling, transfer, withdrawal, Euroclear deposit and withdrawal charges, holding charges, lifting fees and inquiry fees from correspondents and registration fees, and other expenses as agreed to by the parties from time to time would be applied to your account.

IV.       Billing

Fees are payable on a monthly basis in US Dollars.

BBH will automatically debit the agreed upon account, specified in the direct debit authorization letter for the invoiced amount.

V.            Assumptions and Parameters

This fee schedule is confidential and may not be disclosed to any third party without prior consent of both parties. This fee schedule may not be republished.

Fees quoted above are offered contingent upon the information provided and assume the actual experience will not be materially different from projected activity.  BBH reserves the right to modify this fee schedule as additional markets and/or services are introduced.

Accepted and agreed:

Fee Schedule Effective Date:     February 1, 2013

BROWN BROTHERS HARRIMAN & CO.

By:	/s/Michael A. Saunders
Name: Michael A. Saunders
Title: Managing Director

Touchstone Investment Trust for itself and on behalf of each series thereof		Touchstone Strategic Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name: Terrie Wiedenheft		Name: Terrie Wiedenheft
Title: Controller and Treasurer		Title: Controller and Treasurer

Touchstone Variable Series Trust for itself and on behalf of each series thereof		Touchstone Tax Free Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name: Terrie Wiedenheft		Name: Terrie Wiedenheft
Title: Controller and Treasurer		Title: Controller and Treasurer

Touchstone Institutional Funds Trust for itself and on behalf of each series thereof		Touchstone Funds Group Trust for itself and on behalf of each series thereof

By:	/s/Terrie Wiedenheft	By:	/s/Terrie Wiedenheft
Name: Terrie Wiedenheft		Name: Terrie Wiedenheft
Title: Controller and Treasurer		Title: Controller and Treasurer

Touchstone Investments agrees to pay Brown Brothers Harriman the fees in the amount set forth in the fee schedule in effect on the date hereof or as amended from time to time.